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                                                                 EXHIBIT 21.1

                           HORSESHOE GAMING, L.L.C.
                        SUBSIDIARIES OF THE REGISTRANT
                           AS OF DECEMBER 31, 1996



Subsidiary                                         State of Incorporation
----------                                         ----------------------
Horseshoe GP, Inc.(1)                                     Nevada
    New Gaming Capital Partnership(2)                     Nevada
        Horseshoe Entertainment L.P.                      Louisiana
    Robinson Property Group, Limited Partnership          Mississippi
Horseshoe Ventures(3)                                     Nevada
Horseshoe Casinos Indiana, LLC(4)                         Indiana
Red Oak Insurance Company Ltd.(5)                         Barbados


(1) 100% owned by Horseshoe Gaming, L.L.C. and is the 1% General Partner of both New Gaming Capital Partnership and Robinson Property Group Limited Partnership.
(2) New Gaming Capital Partnership is the 89% General Partner and a 2.92% Limited Partner of Horseshoe Entertainment L.P.
(3) Horseshoe Ventures is owned 50% by Horseshoe Gaming, L.L.C.
(4) Horseshoe Casinos Indiana, LLC is owned 80% by Horseshoe Gaming, L.L.C.
(5) Red Oak Insurance Company Ltd is owned 100% by Horseshoe Gaming. L.L.C.